                           JAMESON INNS, INC.
                  8 Perimeter Center East, Suite 8050
                     Atlanta, Georgia  30346-1603

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held June 29, 1996


To the Stockholders of
JAMESON INNS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Jameson Inns, Inc., a Georgia corporation (the "Company"), will be held at Corporate Sports Unlimited Farm, on Hurricane Shoals Road, Lawrenceville, Georgia 30243, on Saturday, June 29, 1996, at 11:00 a.m., local time, for the following purposes:

     1.   To elect one director to Class III for a three-year term;

     2.   To ratify the adoption of the Jameson 1996 Stock Incentive
          Plan.

     3. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the independent auditor of the Company for 1996; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 28, 1996, as the record date for the meeting, and only holders of record of Common Stock at such time will be entitled to vote at the meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days prior to the date of the meeting at the offices of the Company and at the time and place of the meeting.

                                        By Order of the Board of
                                        Directors,

                                        Steven A. Curlee
                                        Secretary

Atlanta, Georgia
June 4, 1996




     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                           Jameson Inns, Inc.
                  8 Perimeter Center East, Suite 8050
                     Atlanta, Georgia  30346-1603

                            PROXY STATEMENT
                  FOR ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held June 29, 1996


                SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Jameson Inns, Inc., a Georgia corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on June 29, 1996, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first forwarded on or about June 5, 1996, to stockholders of record on May 28, 1996.

     If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder's shares will be voted in accordance with such choice. If no choice is indicated, such shares will be voted "FOR" (1) the election of the nominee for director named below, (2) ratification of the adoption of the Jameson 1996 Stock Option Plan and (3) ratification of the appointment of the independent auditor. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

     The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

                     STOCKHOLDERS ENTITLED TO VOTE

     Stockholders of record at the close of business on May 28, 1996 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 7,248,740 shares of Common Stock, par value $.10 per share (the "Common Stock"), of the Company. Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of issued and outstanding shares having a majority of the votes entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Votes withheld from the nominee for director, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Under the law of Georgia, the Company's state of incorporation, directors are elected by a plurality of votes cast. As required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, approval of the proposal to ratify the adoption of the Jameson 1996 Stock Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting. As provided in the Company's bylaws, each of the other proposals before the stockholders will be approved if the number of votes cast at the Annual Meeting for the action exceeds the number of votes cast opposing the action. With regard to the election of a director, votes may be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Based on the Company's understanding of Georgia state law requirements, abstentions, broker non-votes and withheld votes will not be considered "votes cast." Broker non-votes will have no effect on the outcome of the election of a director or other proposals. Votes will be tabulated by an inspector of elections appointed by the Board of Directors of the Company.


                             PROPOSAL ONE

                         ELECTION OF DIRECTOR

     The Amended and Restated Articles of Incorporation (the "Articles") of the Company provide that the Board of Directors of the Company (the "Board of Directors") shall consist of not less than two nor more than 15 directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at four. The Board of Directors is divided into three classes. The terms of such classes are staggered so that, except with respect to directors appointed to fill vacancies created by an increase in the number of directors, only one class is elected at the annual meeting of stockholders each year for a three-year term. The term of the Class III directors, consisting of only Thomas W. Kitchin, will expire at the Annual Meeting. The accompanying proxy solicits your vote for one Class III director. If elected, Mr. Kitchin's term will expire at the annual meeting of stockholders to be held in 1999.

     The Board of Directors has nominated Thomas W. Kitchin for re-election as a Class III director. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Mr. Kitchin. Should Mr. Kitchin become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person as the Board of Directors may recommend. The Company knows of no reason why Mr. Kitchin will be unavailable or unable to serve.

     The Board of Directors recommends a vote "FOR" the following nominee for director.

Nominee for Director

                               Class III
                          (Term Expires 1999)

     Thomas W. Kitchin, 53, is President, Chief Executive Officer, a director and Chairman of the Board of Directors of the Company. He has been an officer and director of the Company since its incorporation in 1988. He served from 1977 until December 1986 as the President and Chairman of the Board of an oil and gas company. Prior thereto, Mr. Kitchin was involved in the banking business for 16 years. Mr. Kitchin is a Director of the American Hotel and Motel Association, the Georgia Hospitality and Travel Association, the Georgia State University Cecil B. Day School of Hospitality Administration and the Association for Publicly Traded Companies. Mr. Kitchin is the father of Craig R. Kitchin, Chief Financial Officer and Treasurer of the Company.

Directors Continuing in Office

                                Class I
                          (Term Expires 1997)

     Robert D. Hisrich, Ph. D., 51, became a director in October 1993. Dr. Hisrich has held the A. Malachi Mixon III Chair in Entrepreneurial Studies and has been a professor at the Weatherford School of Management, Case Western Reserve University, Cleveland, Ohio, since September 1993. From 1985 until his appointment at Case Western Reserve University, Dr. Hisrich held the Bovaird Chair of Entrepreneurial Studies and Private Enterprise and was a Professor of marketing at The University of Tulsa, Tulsa, Oklahoma, and was a Director of the Enterprise Development Center at The University of Tulsa. In the spring of 1992, Dr. Hisrich was a Visiting Professor of Entrepreneurship Studies at the University of Limerick, Limerick,

Ireland, and from 1990 through 1991, he was a Fulbright Professor and holder of the Alexander Hamilton Chair in Entrepreneurship at the Foundation for Small Enterprise Economic Development, Budapest, Hungary. In the spring of 1989, Dr. Hisrich was a Fulbright Professor at the International Management Center, Budapest, Hungary. In addition, since 1974 Dr. Hisrich has been Director of H & B Associates, a marketing and management consulting firm. He has also held a number of other academic positions and is widely published in the areas of marketing, management and entrepreneurship. Dr. Hisrich has a B.A. degree in English and science from DePauw University, an M.B.A. degree in marketing from the University of Cincinnati and a Ph.D. degree in business administration from the University of Cincinnati.

     Thomas J. Kearns, 57, became a director in July 1994. Mr. Kearns has been Director of Financial Services, Investment Banking, for Josephthal Lyon & Ross Incorporated since April 1995. He is also president of Thomas J. Kearns Inc., a financial consulting firm, and has been in the securities business for 29 years. He became a director of the Company in 1994. Until 1990, Mr. Kearns was a first vice president of Merrill Lynch Capital Markets, where he was employed for 16 years. Since 1990 he has been a director of CWM Mortgage Holdings, Inc. (formerly Countrywide Mortgage Investments, Inc)., a publicly-held real estate mortgage investment company. From April 1994 to January 1995 he was a managing director of Commonwealth Associates, an investment banking firm. Mr. Kearns was nominated and serves on the Board of Directors as the designee of Commonwealth Associates pursuant to an agreement between Commonwealth Associates and the Company.

                               Class II
                          (Term Expires 1998)

     Michael E. Lawrence, 51, became a director in April 1994. Since March 1994, he has been a director of Sea Pines Associates, Inc., a publicly held corporation with approximately $35 million in annual revenues which owns and operates real estate and recreational properties on Hilton Head Island, South Carolina. Mr. Lawrence is president of Sea Pines Company where he has served as the chief financial officer since February 1990. Since that date he has also been vice president and chief financial officer of Sea Pines Real Estate Company and a director, vice president and chief financial officer of Sea Pines Country Club, Inc., all subsidiaries of Sea Pines Associates, Inc. Prior to joining Sea Pines Associates, Inc., Mr. Lawrence was a management consultant with Ernst & Young from 1969 through 1989 and was a partner in that firm from 1982 through 1989. Mr. Lawrence is a certified public accountant with an M.B.A. degree from Emory University.

Compensation of Directors

     Each director other than Mr. Kitchin receives from the Company an annual fee of $10,000 and reimbursement of expenses incurred in attending Board or Committee meetings. Payment of the annual fee is not contingent upon attendance at Board or Committee meetings.

     Under the Jameson Inns, Inc. Director Stock Option Plan (the "Director Plan"), each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries or affiliates is granted an option to purchase ("Director Option") 25,000 shares of Common Stock upon his initial election as a director of the Company. Dr. Hisrich, Mr. Lawrence and Mr. Kearns, who were elected or appointed as directors prior to the adoption in 1995 of Director Plan, each received a Director Option to purchase 25,000 shares of Common Stock in 1995 upon the adoption of the Director Plan in exchange for their surrender and the cancellation of stock options previously granted to each of them under the 1993 Jameson Stock Incentive Plan. Directors Options vest immediately at the time of grant and have a per share exercise price equal to the fair market value of a share of Common Stock at the close of business on the last business day preceding the day of grant. The Director Options granted to Dr. Hisrich, Mr. Lawrence and Mr. Kearns have an exercise price of $7.25 per share.

Meetings and Committees of the Board of Directors

     During 1995, the Board of Directors held seven meetings. All of the directors then serving were present in person or by telephone at each meeting. In addition, the Board of Directors took action six times during 1995 by unanimous written consent. No director attended fewer than 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period in which the respective director was a director during 1995, or (2) the total number of meetings held by all committees of the Board of Directors on which the respective director served. The Board of Directors did not have an Audit Committee or Compensation Committee prior to consummation of its initial public offering in February 1994. The Board of Directors appointed a standing Audit Committee and a standing Compensation Committee in April 1994.

     The Audit Committee is composed of Dr. Hisrich and Mr. Lawrence. The Audit Committee annually considers the qualifications of the independent auditor of the Company and makes recommendations to the Board of Directors on the engagement of the independent auditor. The Audit Committee also reviews (a) any transactions between the Company and its officers, directors and principal stockholders, (b) the plans for and results of audits of the Company, and (c) the results of any internal audits, compliance with any of the Company's written policies and procedures and the adequacy of the Company's system of internal accounting controls.

     The Compensation Committee is composed of Dr. Hisrich, Mr. Lawrence and Mr. Kearns. During 1995, the Compensation Committee held one meeting to act on the recommendations of the Board of Directors regarding stock option awards and the repricing of previously granted stock options. During 1996 and in future years, the Compensation Committee will review the compensation of officers of the Company and make recommendations to the Board of Directors regarding such compensation, will review the Company's executive compensation policies and practices, and administer the Jameson 1993 Stock Incentive Plan and the Jameson 1996 Stock Incentive Plan. The Compensation Committee will also review the determinations by Kitchin Investments, Inc. under the Cost Reimbursement Agreement (see "Certain Transactions - Cost Reimbursement Agreement," below) as to the percentage of time each executive officer of the Company devoted to the Company's business during the relevant period.

     The Company does not have a standing Nominating Committee. The Company's Bylaws provide that nominations of candidates for election as directors of the Company may be made by or at the direction of the Board of Directors or by any stockholder entitled to vote at the meeting at which directors are to be elected who complies with the advance notice procedures set forth therein. These procedures require any stockholder who intends to make a nomination for director to deliver notice of such nomination to the Secretary of the Company not later than the date on which stockholder proposals must be received by the Secretary of the Company for inclusion in the Company's proxy statement under the rules of the Securities and Exchange Commission. The notice must contain all information specified by the Board of Directors. If the chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded.


                             PROPOSAL TWO

           APPROVAL OF THE JAMESON 1996 INCENTIVE STOCK PLAN

     The Board of Directors of the Company has adopted the Jameson 1996 Incentive Stock Plan (the "1996 Stock Plan") and has ordered it to be submitted to the Company's stockholders for their consideration and approval at the Annual Meeting. The Board of Directors of the Company believes the approval of the 1996 Stock Plan is in the best interests of the Company and its stockholders, as such plan will assist in attracting and retaining qualified administrative and management personnel of the Company, Jameson Operating Company, Jameson Construction Company and Jameson Development Company (collectively, the "Companies") and will furnish incentives to such persons to use their maximum efforts to enhance the Company's long-term growth. A copy of the 1996 Stock Plan is attached to this Proxy Statement as Appendix A, and the following summary is qualified in its entirety by reference to Appendix A.

     The affirmative vote of a majority of votes present or represented at the Annual Meeting and entitled to vote is required for the approval of the 1996 Stock Plan.

Summary Description of the 1996 Stock Plan

     A total of 500,000 shares of Common Stock have been reserved for issuance under the 1996 Stock Plan. The 1996 Stock Plan provides for the award of shares of Common Stock to key administrative and management employees of the Companies. The 1996 Stock Plan will be administered by the Compensation Committee of the Board of Directors. As to those officers and key employees of the Company who are subject to the limitations of Section 16(b) of the Securities Exchange Act of 1934, as amended, the 1996 Stock Plan will be administered by a Special Stock Plan Committee (the "Special Committee") consisting of at least two disinterested members of the Board of Directors. As used in this description and in the 1996 Stock Plan, the term "Committee" refers to either the Compensation Committee or the Special Committee, as the context requires.

     Eligibility for a award of shares of Common Stock under the 1996 Stock Plan is limited to employees of the Companies in positions of responsibility whose business decisions, in the judgment of the Committee, have a significant effect upon the performance of the Companies and to such other key employees as the Committee may designate. The number of persons in the class of eligible employees of the Companies is 21. Recommendations for awards of shares under the 1996 Stock Plan will be made to the Committee by management of the Companies.

     Awards of shares under the 1996 Stock Plan vest only on the tenth anniversary of the date of the award and only if the award recipient has been in the continuous employment of the Companies from the date of the award until such tenth anniversary. In the event of the death or disability of an award recipient, however, any unvested awards to the recipient will vest immediately if the recipient was in the continuous employment of the Companies from the date of the respective award(s) until the date of the award recipient's death. For purposes of the 1996 Stock Plan, a person is disabled if he or she is unable to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months. Except in the case of death or disability, or as may otherwise be determined by the Committee, upon the termination of an award recipient's employment by the Companies, unvested awards to such recipient and the shares represented thereby will be automatically forfeited.

     Until vested, neither an award of shares nor the shares of Common Stock represented by such award may be assigned, transferred, pledged, hypothecated, sold or otherwise disposed of, in whole or in part, voluntarily or involuntarily, except by will or the laws of descent and distribution; any such assignment, transfer, pledge, hypothecation, sale or other disposition will be void and of no effect.

     In addition to the restrictions on vesting and transferability described above, awards of shares under the 1996 Stock Plan may be subject to such additional restrictions as the Committee may impose, including without limitation, forfeiture restrictions and restrictions on transferability, voting and dividend rights. The 1996 Stock Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     Subject to certain restrictions, the Plan may be amended or terminated by the Board of Directors at any time, but no such action may reduce the number of shares of Common Stock previously awarded to any recipient or adversely change the vesting provisions of any award made prior to such action.

     The following table sets forth certain information with respect to the shares of Common Stock awarded under the 1996 Stock Plan as of May 30, 1996, assuming approval of the 1996 Stock Plan by the Company stockholders.

                           New Plan Benefits
                            1996 Stock Plan

                                             Number of Shares
Name and Position             Dollar Value   Underlying Awards
Thomas W. Kitchin,
 Chairman of the Board,
 Chief Executive Officer,
 President                    $367,969            37,500
All Executive Officers as
 a group                      $496,758            50,625
Non-Executive Directors as
 a group (1)                       0                   0
Non-Executive Officer
 Employees as a group         $110,342            11,245

- --------------------------
 (1)       Not eligible to receive awards under the 1996 Stock Plan.

Federal Income Tax Consequences

     A recipient of an award of shares under the 1996 Stock Plan will not realize income for federal income tax purposes, and the Company will not be entitled to any deduction, on the award of such shares. Instead, unless the recipient makes an "83(b) election," on the date such shares first become transferrable or not subject to a substantial risk of forfeiture the recipient will realize ordinary income for federal income tax purposes and the Company will be entitled to a deduction in the amount equal to the fair market value of the shares awarded. A recipient may make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, within 30 days after the award of shares under the 1996 Stock Plan to include the fair market value of such shares on the date of award in his gross income in his taxable year which includes the date of award. If a recipient makes an "83(b) election," in the year of the award he will realize ordinary income and the Company will be entitled to a deduction in the amount of the value of such shares, the recipient will have a tax basis in such shares equal to such fair market value and any amount realized by the recipient on a disposition of such shares in excess of his tax basis will constitute capital gains. If a recipient makes an "83(b) election" and then forfeits the shares awarded, he will not be entitled to a deduction or to file an amended income tax return in respect to the income realized in the year of award by reason of the "83(b) election."

     The Board of Directors believes that this proposal is in the best interests of the Company and its stockholders and recommends a vote "FOR" ratification of the approval of the 1996 Stock Plan.



                            PROPOSAL THREE

          RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as the independent auditor of the Company for the fiscal year ending December 31, 1996. Ernst & Young LLP has been the independent auditor of the Company since the Company's inception in 1988. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditor. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider the appointment.

     This proposal will be approved if the number of votes cast for the proposal at the Annual Meeting exceeds the number of votes cast against the proposal. The Board of Directors recommends a vote "FOR" the ratification of Ernst & Young LLP as independent auditor for 1996.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and therefore is expected to be available to respond to appropriate questions. If a representative of Ernst & Young LLP is present at the meeting, he or she will be given the opportunity to make a statement, if he or she desires to do so, and respond to appropriate questions.


                      PRINCIPAL STOCKHOLDERS AND
                   SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth certain information as of May 28, 1996, regarding the ownership of the Company's Common Stock by (a) all persons known by the Company to be beneficial owners of more than five percent of such stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.


Name of Owner or              Shares of Common Stock   Percentage
Identity of Group             Beneficially Owned (1)   of Class
- -------------------           ----------------------   ----------
Thomas W. Kitchin
   8 Perimeter Center East
   Suite 8050
   Atlanta, Georgia 30346-1603     719,670 (2)              9.9%

Robert D. Hisrich                   25,900 (3)                *

Thomas J. Kearns                    30,000 (3)                *

Michael E. Lawrence                 25,000 (3)                *

All directors and executive
   officers as a group
   (7 persons)                     874,070 (4)              11.7%
- ----------------------------
* Less than one percent (1%)

(1) The total number includes shares issued and outstanding as of May
28, 1996, plus shares which the owner shown above has the right to acquire within 60 days after May 28, 1996. For purposes of calculating the percent of the class outstanding held by each owner shown above with a right to acquire additional shares, the total number of shares excludes the shares which all other persons have the right to acquire within 60 days after May 28, 1996, pursuant to the exercise of outstanding stock options.

(2) Includes 46,938 shares owned by Kitchin Children's Trust, the beneficiaries of which are members of the family of Mr. Kitchin and of which Mr. Kitchin serves as trustee, 50,000 shares issuable upon the exercise of currently vested stock options and 140,000 shares owned jointly with Mr. Kitchin's spouse.

(3) Includes 25,000 shares issuable upon the exercise of currently vested stock options.

(4) Includes 193,750 shares issuable upon the exercise of currently vested stock options.

                          EXECUTIVE OFFICERS

     The executive officers of the Company are:

Name                     Position
- ----                     ------------

Thomas W. Kitchin        President, Chief Executive Officer, Director,
                         Chairman of the Board of Directors
William D. Walker        Vice President
Steven A. Curlee         General Counsel, Secretary
Craig R. Kitchin         Chief Financial Officer, Treasurer


     Set forth below is certain information concerning the Company's executive officers except for Mr. Thomas W. Kitchin. Information concerning Mr. Kitchin is set forth above under the heading "Proposal One - Election of Director - Nominee for Director."

     William D. Walker, 43, is Vice President of the Company. He has been an officer of the Company since its inception in 1988 and served as a director from 1988 through October 29, 1993. Prior to joining the Company, he worked in various financial management positions for twelve years. Mr. Walker received a B.B.A. degree in finance from Texas Tech University in 1975.

     Steven A. Curlee, 44, became General Counsel and Secretary of the Company in January 1993. From April 1985 to July 1992, he was general counsel for Geodyne Resources, Inc. of Tulsa, Oklahoma, a public oil and gas company primarily involved in the formation of large public limited partnerships for the acquisition of producing oil and gas properties for investors. Prior thereto, he was engaged in the private practice of law in Tulsa, Oklahoma for five years. From 1976 to 1980, Mr. Curlee served on active duty in the U.S. Navy as a Judge Advocate. He continues to serve in the Navy Reserves, having attained the rank of Commander. Mr. Curlee received a B.A. degree in political science and his J.D. from the University of Arkansas. He received a Masters of Law in Taxation degree from Georgetown University. Mr. Curlee is admitted to practice law in Arkansas, the District of Columbia, Oklahoma, Texas and Georgia.

     Craig R. Kitchin, 28, became Chief Financial Officer of the Company in February 1994. He joined the Company as its Controller and Treasurer on June 15, 1992, upon receiving his M.B.A degree from the University of Chicago with concentrations in accounting and finance. Before attending the University of Chicago, he was a financial analyst with FMC Corporation in Santa Clara, California, from 1989 to 1990, where his primary responsibilities included budgeting and forecasting overhead expenses. Mr. Kitchin graduated from Santa Clara University with a degree in finance in 1989. Craig Kitchin is the son of Thomas
W. Kitchin, the President of the Company.

                        EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation of Thomas W. Kitchin, the Company's President and Chief Executive Officer, for services in all capacities to the Company during the fiscal year ended December 31, 1995. No other executive officer of the Company had an annual salary and bonus in excess of $100,000 during such year. No information is given as to any person for any fiscal year during which such person was not an executive officer of the Company.

                      Summary Compensation Table


                    Annual Compensation      Long-Term
                                             Compensation Awards
                    -------------------      -------------------
Name and
Principal Position  Year      Salary($)      Securities Under-
                                             lying Options/SARs
                                               (#)
- ------------------  ----      ---------      -------------------
 Thomas W. Kitchin,  1994      $ 43,363             25,000
 Chairman, Presi-
 dent and Chief     1995      $100,000            250,000
 Executive Officer

- ------------------
(1) Mr. Kitchin holds positions with Jameson Operating Company,
Jameson Construction Company and Kitchin Investments, Inc. ("KI"), as
well as with the Company, and receives compensation from each such entity.  The amount set forth in the table represents an allocation by
KI of Mr. Kitchin's total compensation from all such entities based on records of actual time spent by Mr. Kitchin related to the Company.
In 1994 Mr. Kitchin spent substantial amounts of time devoted to the
Company's initial public offering of 2,600,000 shares of Common Stock.
Compensation which Mr. Kitchin receives from other entities is not reported in the table.  See "Certain Transactions - Cost Reimbursement
Agreement."

(2) Consists of options to purchase 25,000 shares of Common Stock at $7.25 per share granted under the Jameson 1993 Stock Incentive Plan
(the "1993 Stock Plan").

(3) Consists of 150,000 free standing stock appreciation rights
granted under Mr. Kitchin's employment agreement (see "   Employment
Agreement," below) and options to purchase 50,000 shares of Common
Stock under the 1993 Stock Plan.  The exercise price of all such options was reduced to $7.25 per share during fiscal 1995 (see " -
 Report on Repricing of Options", below).  At its meeting on May 4,
1995, the Board of Directors approved an amendment to Mr. Kitchin's employment agreement providing that the SARs previously granted to him would be based on a stock price of $7.25 per share rather than the original price of $9.00 per share.  Based on the determination by
Mr. Kitchin and the Company that such an amendment was not in the
Company's best interest, such amendment was rescinded in December
1995. Effective March 31, 1996, by mutual agreement of the Board of
Directors and Mr. Kitchin, all of the SARs were cancelled.

Option Grants In Last Fiscal Year

     The following table sets forth certain information as of December 31, 1995, with respect to stock options granted to the named executive officer of the Company during 1995.


                           Individual Grants
- -----------------------------------------------------------
Name:                              Thomas W. Kitchin

Number of securities
Underlying Options
Granted (#):                       25,000 (2)

% of Total Options
Granted to Employees
in Fiscal Year:                    10% (3)

Base Price ($/Share)               $7.25

Expiration Date                    May 3, 2005

Potential Realizable
Value at Assumed Annual
Rates of Stock Price
Appreciation for Option Term (1)
     5%($)                         $180,161
     10%($)                        $394,237

- --------------

(1) Potential realizable value illustrates the value that might be realized upon exercise of the stock appreciation rights immediately prior to expiration of their term (ten years from the date of grant), assuming that the Common Stock appreciates in value from the date of grant to the end of the option term at the rates of 5% and 10%, respectively, compounded annually. Assuming a 5% appreciation rate, the price of the Common Stock would be $14.46 at the end of the ten-year period. Assuming a 10% appreciation rate, the price of the Common Stock would be $23.02 at the end of the ten-year period.

(2) All options granted to Mr. Kitchin were granted under the 1993
Stock Plan. One-third of such options vested on May 4, 1995, one-third vested on May 4, 1996, and the remainder vest on May 4, 1997.

(3) Based on the total number of shares underlying options which were granted during 1995 and remained outstanding at December 31, 1995.
Options which were forfeited upon the termination during 1995 of the employment of the respective grantees are not included as options granted during 1995 for purposes of calculating this percentage.


Option and SAR Exercises in Last Fiscal Year;
Aggregate Fiscal Year-End Values of Options and SARs

     The named executive officer did not exercise any options or SARs during 1995. The following table sets forth the values as of December 31, 1995, of all options and SARs held by the named executive officer during 1995.

Name:                         Thomas W. Kitchin

Number of Unexercised
Options/SARs at
Fiscal Year End
     Exercisable:              25,000
     Unexercisable:           250,000

Value of Unexercised
in-the-money Options/SARs
at Fiscal Year End
     Exercisable:             $40,625
     Unexercisable:           $81,250


Report on Repricing of Options

     The Board of Directors, including the Compensation Committee, met May 4, 1995, to discuss stock option awards to the officers and key employees of the Company. The Directors discussed the stock options previously granted to employees for which the exercise price of the options was to be determined as they vested based on the amount of dividends paid over the prior four calendar quarters. The Directors concluded that the formula for determining the exercise price was overly complex and potentially confusing to employees and thus was ineffective in providing an incentive to employees. The Directors concluded that in order to provide effective incentive to the key employees and encourage long term employment, the exercise price for previously granted options having higher exercise prices should be repriced using the more customary fixed price option pricing mechanism and, accordingly, the Board repriced such options to $7.25, the current market price at May 4, 1995. The Board also granted additional options to each employee equal to 50% of the number previously granted to provide further incentives for employees' service to the Company. The Board also established a shorter vesting schedule for all options granted before or at the meeting, with one-third of all options then outstanding to vest immediately, one-third to vest on May 4, 1996, and the balance to vest on May 4, 1997.

     This report was made by Thomas W. Kitchin, Dr. Robert D. Hisrich, Thomas J. Kearns and Michael E. Lawrence.

     The following table sets forth certain information concerning the repricing in 1995 of options previously granted to Mr. Kitchin.

Name:                                   Thomas W. Kitchin

Date:                                   May 4, 1995

Number of Options Repriced:             50,000 options (2)

Market Price of Common Stock
 at Time of Repricing:                  $7.25

Exercise Price at Time of Repricing:    (2)

New Exercise Price:                     $7.25

Length of Original Option
 Term remaining at Date of
 Repricing (1):                              8.5 years

- ----------------------

(1) Five percent of all of the options granted to Mr. Kitchin in 1994 and repriced in 1995 vested January 15, 1995. The remaining options were to vest 25% on January 15, 1996, 35% on January 15, 1997 and 35% on January 15, 1998. The option exercise prices varied from $5.50 to $11.00 per share, the actual exercise price being dependent on the amount of dividends paid to common shareholders for the preceding four quarters. On May 4, 1995, such vesting schedule was amended to provide that, as of May 4, 1995, one-third of all of the options were immediately vested, one-third would vest on May 4, 1996, and the remaining one-third would vest on May 4, 1997.

(2) All options were granted to Mr. Kitchin as performance options under the 1993 Stock Plan. Options to acquire 2,500 shares vested
January 15, 1995, and had an exercise price of $9.50 per share. The exercise prices of the remaining options was to be determined as described in footnote 1 above.


Employment Agreement

     In connection with consummation in early 1994 of the Company's initial public offering of 2,600,000 shares of Common Stock (the "IPO"), the Company entered into an employment agreement with Thomas
W. Kitchin as Chief Executive Officer and President of the Company. Under the agreement, the Board of Directors sets the maximum amount of annual salary for which the Company reimburses KI under the Cost Reimbursement Agreement between the Company and KI based on the amount of time Mr. Kitchin devotes to the Company's business. See "Certain Transactions - Cost Reimbursement Agreement." In addition, the agreement granted Mr. Kitchin stock appreciation rights ("SARs") based on 150,000 shares of Common Stock which entitled Mr. Kitchin to receive the difference between the market value of such shares as of the exercise date and $9.00 per share, the price of the Common Stock in the IPO. With the mutual consent of Mr. Kitchin and the Board of Directors, such SARs were cancelled effective March 31, 1996.

     Subject to certain penalties for early termination set forth below, the employment agreement can be terminated by Mr. Kitchin upon giving 60 days' notice. If Mr. Kitchin terminates the employment agreement before February 3, 1997, the Company will have the right to purchase all or part of the shares of Common Stock then owned by Mr. Kitchin. The purchase price of each share of Common Stock owned would be the lesser of 70% of the then market value of such stock, or $6.30 (70% of the IPO price per share of the Common Stock). At its option, the Company may pay the purchase price for such shares in cash in full upon exercise of its purchase rights or, alternatively, by payment of one-third of the purchase price in cash at the time of purchase and delivery of a promissory note for the balance which will bear interest at then market rates, be payable in three equal semi-annual installments during the 18 months following the purchase date and be collateralized by a pledge of the purchased stock.

     The Company may terminate the agreement at any time. If the Company terminates Mr. Kitchin's employment without cause, however, and elects to continue the non-compete provisions of the agreement described below, the Company must pay Mr. Kitchin an amount equal to 300% of his annual compensation by the Company in equal monthly installments over the 24-month term of the non-compete provisions. Pursuant to such provisions, Mr. Kitchin is prohibited from owning, operating or managing, directly or indirectly, any hotel property during the term of his employment, or, for two years following such employment, any hotel property within a 20-mile radius of any hotel property owned by the Company.

Report on Executive Compensation

     The Compensation Committee, consisting of Dr. Hisrich and Messrs. Lawrence and Kearns, met once during 1995 with the Board of Directors to approve the repricing of previously granted stock options and to award additional stock options to the executive officers of the Company. See " - Option Grants during Last Fiscal Year" and " - Report on Repricing of Options," above. Thomas W. Kitchin, the Company's President, Chief Executive Officer, Chairman of the Board and a director, made recommendations to the Compensation Committee regarding which employees should be granted new stock options and how many shares to be included in each option. All other decisions regarding the compensation of executive officers were in practice made by Thomas W. Kitchin. Compensation paid to executive officers during 1995 was based on the performance of the Company in meeting the corporate goals for expansion, business development, financial achievement and other matters. The responsibility of each executive officer in meeting corporate goals was considered in establishing executive compensation. Compensation for Mr. Kitchin was also based on the provisions of his employment agreement which is discussed above.

     This report is made by Thomas W. Kitchin.

Insider Participation in Compensation Decisions

     As noted above under "- Report on Executive Compensation," the Compensation Committee met to approve the repricing of previously granted stock options and to award additional stock options to the executive officers of the Company. Thomas W. Kitchin, the Company's President, Chief Executive Officer, Chairman of the Board and a director made recommendations to the Compensation Committee regarding which employees should be granted new stock options and how many shares to be included in each option. All other decisions regarding the compensation of executive officers was determined in practice during 1995 by Mr. Kitchin.

Shareholder Return Performance Graph

     The Company's Common Stock was first registered under the Securities Exchange Act of 1934 and was listed for trading on the Nasdaq National Marketing System on January 27, 1994. The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period which commenced January 27, 1994, and ended December 31, 1995, with the cumulative total return on the Nasdaq Market - U.S. Index and the Standard & Poors Hotel-Motel Index.

            Comparison of 23 Month Cumulative Total Return*
     Among Jameson Inns, Inc., The NASDAQ Stock Market - US Index
                     and the S&P Hotel-Motel Index

Stock Measured      Month/Year          Dollars
Jameson Inns, Inc.       1/94           $100
                         12/94          $ 84
                         12/95          $114

NASDAQ Stock Market      1/94           $100
 - US Index              12/94          $ 98
                         12/95          $138

S&P Hotel-Motel          1/94           $100
                         12/94          $ 89
                         12/95          $105

* $100 invested on 01/27/94 in stock or on 12/31/93 in index - including reinvestment of dividends. Fiscal year ending December 31.

     The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         CERTAIN TRANSACTIONS

The Lease and Lease Amendment

     All of the Company's operating hotel properties ("Inns") are leased, and future Inns will be leased, to Jameson Operating Company (the "Operator") pursuant to a master lease (the "Lease") entered into February 3, 1994, in conjunction with the consummation of the IPO. Thomas W. Kitchin, President, Chief Executive Officer and Chairman of the Company, is the 9.9% beneficial owner of the Operator and Steven
A. Curlee, General Counsel and Secretary of the Company beneficially owns the remaining 90.1% of the Operator. The Lease, which had an initial term of 10 years prior to the amendment discussed below, provides for payment of Base Rent and, if required under the formula set forth under the Lease, Percentage Rent. Prior to such amendment, the Lease required the Company to pay real and personal property taxes, casualty insurance premiums and the cost of maintaining structural elements, including underground utilities; the Operator was required to pay liability insurance premiums, utility costs and all other costs and expenses incurred in the operation of the Inns, including replacement and repair of furniture, fixtures and equipment used in connection with the operation of the Inns.

     Effective July 1, 1995, the Lease was amended to:

          a. Increase the Base Rent from $240 per room per month to $264 per room per month;

          b. Change the formula on which Percentage Rent is calculated from 39% of the first $20.00 of average daily per room rental revenues plus 63% of the next $5.00 of average daily per room rental revenues plus 73% of the next $5.00 of average daily per room rental revenues plus 93% of the next $4.00 of average daily per room rental revenues plus 75% of all additional daily per room rental revenues to:

               39% of the first $20.00 of average daily per room rental revenues; plus

               65% of all additional average daily per room rental revenues;

     provided, however that total rent for any calendar year is not to exceed 47% of the total room rental revenues for that year.

          c. Change the basis on which the $20.00 amount referred to above will be adjusted for each calendar year beginning January 1, 1996, from 55% of the annual change in the Consumer Price
     Index to 100% of such annual change;

          d. Transfer the obligation to replace or refurbish the furniture, fixtures and equipment in the Inns to the Company;

          e. Clarify that the Company will obtain and pay for general liability and casualty insurance coverage; and

          f. Extend the term of the Lease from December 31, 2003, to June 30, 2005.

These amendments were proposed by the Operator and unanimously approved by the Company's independent directors. These amendments were proposed by the Operator because of the cost and expense obligations imposed on it by the original terms of the Lease, particularly in light of the rapid increase in both the number of Inns subject to the Lease and the average daily rental rates and the increased administrative, financial and management costs resulting therefrom. The amendments were unanimously approved by the independent directors of the Company at the regular board meeting held November 2, 1995. In 1995, Base Rent totalled $3,553,252 and Percentage Rent totalled $2,788,977.

Turnkey Construction Contracts

     New Inns are being constructed, and it is anticipated that any additional Inns developed by the Company will be constructed, by Jameson Construction Company (the "Contractor") on a turnkey basis pursuant to construction agreements with the Company. The Contractor is a subsidiary of Kitchin Investments, Inc. ("KI"), which is wholly owned by Thomas W. Kitchin. The Contractor also performs all of the construction work for expansion and renovations of existing Inns and constructed fitness centers for Inns constructed prior to their becoming a standard feature of new Inns. The Company paid the Contractor $16,800,000 for turnkey construction of new Inn construction, expansions, fitness centers or renovations during the year ended December 31, 1995. If the contract price for a new Inn or group of Inns or an Inn expansion exceeds the Contractor's costs plus 10%, the Contractor is required to refund the excess amount to the Company. The contract price as well as the other terms of each construction agreement submitted by the Contractor are subject to approval by the Company's independent directors.

Cost Reimbursement Agreement

     The officers and employees of the Company are also employees of KI, a corporation owned 100% by Thomas W. Kitchin. Rather than duplicate payroll functions, the Company entered into the Cost Reimbursement Agreement with KI providing that the Company will reimburse KI, on an actual cost basis, for the employee compensation and overhead costs attributable to the Company. The officers and employees of the Company receive their salaries, hourly wages and fringe benefits entirely from KI, which also pays the Company's office overhead and other general and administrative costs. Under the Cost Reimbursement Agreement, the Company determines for each officer and employee the amount the Company would pay in salary and benefits if such person devoted 100% of his or her time to Company business. KI then determines, subject to review by the Company, the actual percentage of the person's time devoted to the Company's business and applies that percentage to the Company-established compensation amount. The resulting amount is the amount the Company reimburses KI, with respect to the officer's or employee's compensation. Office overhead and other general and administrative costs are also allocated to and borne by the Company based primarily on the amount of time spent by these officers and employees on Company business. In 1995, such allocations of salary, office overhead and other general and administrative costs to the Company totalled approximately $138,000.

Loan Guarantee Fees

     Prior to consummation of the IPO, in connection with development of certain Inns developed by the Company and certain affiliated partnerships formed for that purpose, Thomas W. Kitchin personally guaranteed mortgage and construction indebtedness on such Inns. As of December 31, 1995, Mr. Kitchin continued to guarantee $0.9 million of the Company's indebtedness. Following consummation in April 1996 of the Company's public offering of 3,000,000 shares of Common Stock, and application of the proceeds therefrom to pay Company indebtedness, Mr. Kitchin was released entirely from guarantees of the Company's indebtedness.

                             OTHER MATTERS

Matters Which May Come Before the Annual Meeting

     The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matter properly comes before the Annual Meeting for a stockholder's vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment. The Company's Bylaws require that for business to be properly brought before a meeting of stockholders by a stockholder, notice must be received by the Secretary of the Company not later than the date on which stockholder proposals must be received by the Company for inclusion in the Company's proxy statement under the rules of the Securities and Exchange Commission (see below). The notice must contain a brief description of the business proposed to be brought before the meeting.

Inclusion in Proxy Statement of Stockholder Proposals

     To be considered for inclusion in the Company's proxy statement and accompanying proxy for the Company's 1997 Annual Meeting of Stockholders, proposals of stockholders intended to be presented at such meeting must be received at the principal executive offices of the Company, 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603, not later than March 1, 1997, and must otherwise conform to the rules of the Securities and Exchange Commission.

Annual Report

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders upon written request to: Steven A. Curlee, Secretary, Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta Georgia 30346-1603.


                                             Steven A. Curlee,
                                             Secretary of
                                             Jameson Inns, Inc.

                                                             APPENDIX A


                   JAMESON 1996 INCENTIVE STOCK PLAN


               1. Purpose. The purpose of the Jameson 1996 Incentive Stock Plan (the "Plan") is to encourage the key administrative and management personnel of Jameson Inns, Inc., Jameson Construction Company, Jameson Development Company and Jameson Operating Company (collectively, the "Company") to continue in the employ of the Company and to furnish incentives to such persons by providing such persons opportunities to acquire shares of the $0.10 par value common stock of the Company ("Common Stock") on terms as herein provided.

               2. Shares Reserved under this Plan. There is hereby reserved for issuance under this Plan an aggregate of Five Hundred Thousand (500,000) shares of Common Stock, which may be newly-issued or treasury shares. If there is a forfeiture or cancellation of any shares of Common Stock awarded under this Plan, all of such forfeited or cancelled shares may again be used for new awards of Common Stock under this Plan; provided, however, that in no event may the number of shares of Common Stock issued under this Plan exceed the total number of shares reserved for issuance hereunder.

               3. Administration. This Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee shall be appointed by and serve at the pleasure of the Board of Directors. A majority of the Committee members shall constitute a quorum, and the act of a majority of the members present at any meeting at which a quorum is present, and any act approved in writing by a majority of the members without a meeting, shall be the act of the Committee. Any such act shall be final and binding upon all persons. The Committee shall have full power to construe and interpret this Plan and to adopt such rules, regulations, guidelines, subplans, procedures and the like for carrying out this Plan as it may deem necessary, proper and in the best interests of the Company.

               Notwithstanding the foregoing paragraph, this Plan shall be administered, as to those officers and key employees of the Company who are otherwise eligible to receive awards of shares of Common Stock pursuant to Section 4 hereof and who are subject to the limitations of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Insiders"), by a Special Stock Plan Committee (the "Special Committee") consisting of not less than two members of the Board of Directors each of whom shall be a "disinterested person" within the meaning of applicable rules and regulations promulgated by the Securities and Exchange Commission (the "SEC"). The Special Committee shall be appointed, governed, indemnified and authorized as is the Committee hereinabove described. However, the Special Committee shall have absolute discretion as to all matters concerning Insiders. The term "Committee," as used herein, shall refer to the Compensation Committee or the Special Stock Plan Committee as the context requires.

               4. Eligibility. Eligibility for an award of shares of Common Stock under the provisions of this Plan (an "Award") shall be limited to employees of the Company in positions of responsibility whose business decisions, in the judgment of the Committee, have a significant effect upon the performance of the Company and to such other key employees as the Committee may from time to time designate.

               5.   Common Stock Awards.   Those employees of the
Company who receive Awards under this Plan ("Participants") shall be awarded such number of shares of Common Stock as are determined by the Committee. Recommendations for the grant of Awards under this Plan shall be made by management to the Committee. The Committee has the full and exclusive power to determine which employees of the Company shall receive Options; provided, however, that, subject to the limitations of this Plan, the Committee may delegate to management the authority to determine (a) which of those Company employees who are not Insiders are eligible for Awards hereunder, and (b) the number of shares of Common Stock to be awarded.

               6.   Vesting.  Except as otherwise provided in this
Section 6, an Award shall mature and vest only on the tenth anniversary of the date of the Award and only if the Participant who received the Award has been in the continuous employment of the Company from the date of the Award until such tenth anniversary. In the event of a Participant's death during employment with the Company, all unvested Awards made to such Participant shall become fully vested and may pass by will or the laws of descent and distribution if such Participant was in the continuous employment of the Company from the date(s) of such Award(s) until the date of such Participant's death. In the event of a Participant's disability during employment with the Company, all unvested Awards made to such Participant shall become fully vested if such Participant was in the continuous employment of the Company from the date(s) of such Award(s) until the date of such Participant's disability. For purposes of this Plan, an individual is disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months.

               7. Terms and Conditions of Awards. Awards made pursuant to this Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time, approve, which Award Agreements shall comply with and be subject to the following terms and conditions:

                    a.     Number of Shares:  Each such Award
               Agreement shall state the number of shares of Common Stock (subject to adjustment as provided herein) to which it pertains.

                    b.     Restrictions:  In addition to the
               restrictions required under Section 6 of this Plan, Common Stock covered by an Award shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, the forfeiture thereof, limitations on the right to vote such Common Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such time, in such installments or otherwise, as the Committee shall determine at the time of grant or thereafter.

                    c. Forfeiture: Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment (as determined under criteria established by the Committee) during the applicable forfeiture restriction period, Common Stock that is at that time subject to forfeiture restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that forfeiture restrictions on Common Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part forfeiture restrictions on Common Stock.

                    d. Certificates for Shares: Common Stock awarded under this Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, issuance of certificates representing shares of Common Stock. Any certificates representing shares of Common Stock subject to the restrictions imposed by this Plan or the Committee shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Common Stock.

                    e. Nontransferability: Neither an Award nor the shares of Common Stock represented thereby may be assigned, transferred, pledged, hypothecated, sold or otherwise disposed of, in whole or in part, voluntarily or involuntarily, except by will or the laws of descent and distribution, any such assignment, transfer, pledge, hypothecation, sale or other disposition being void and of no effect.


               8. Other Provisions; Securities Registration. An Award under this Plan may be subject to such other provisions as counsel to the Company deems appropriate, including, without limitation, provisions imposing restrictions on resale or other disposition of such shares and such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements. The Company shall not be required to issue or deliver any certificate for Common Stock awarded under this Plan prior to the admission of such shares to listing on any stock exchange on which Common Stock at that time may be listed. If, at any time during the period after an Award under this Plan and the issuance of the certificate(s) for such shares, the Company shall be advised by its counsel that the shares deliverable upon vesting are required to be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law, or that delivery of such shares must be accompanied or preceded by a prospectus meeting the requirements of the Securities Act, the Company will use its best efforts to effect such registration or provide such prospectus not later than a reasonable time following an Award under this Plan, but delivery of a certificate for such shares by the Company may be deferred until such registration is effected or such prospectus is available.

               All certificates for Common Stock delivered under the terms of this Plan shall be subject to such stop-transfer orders and other restrictions as counsel to the Company may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any stock exchange on which Common Stock may be listed. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to such shares.

               9. Effective Date and Term of Plan. This Plan shall become effective as of May 30, 1996, the date of its approval by the Board of Directors of the Company, subject to the approval of this Plan by the affirmative vote of holders of a majority of shares of Common Stock present in person or represented by proxy at a meeting of stockholders of the Company or by written consent of the holders of a majority of the such shares entitled to vote on this matter. Any Awards granted under this Plan prior to such approval of stockholders shall be effective when made (unless otherwise specified by the Committee at the time of grant) but shall be conditioned upon and subject to such approval of the Plan by stockholders. No shares of Common Stock shall be awarded under this Plan more than ten (10) years after the date of its approval by the stockholders of the Company.

               10. Amendment of the Plan. The Board may amend this Plan from time to time or terminate this Plan at any time, but no such action shall reduce the number of shares of Common Stock awarded to any Participant or adversely change the vesting provisions thereof without the Participant's consent. However, notwithstanding the foregoing, no amendment may (i) materially increase the benefits accruing to Participants; (ii) materially increase the total number of shares which may be issued under this Plan; or (iii) materially modify the requirements as to eligibility for participation in this Plan, and this Plan may not be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), or the rules thereunder or result in this Plan losing its status as a protected plan under Rule 16b-3, as amended from time to time, or any successor to such Rule, promulgated by the SEC under Section 16 of the Exchange Act.

               11. Government Regulations. The Company's obligation to deliver shares of Common Stock awarded under this Plan is subject to the requirements of any governmental authority with jurisdiction over the authorization, issuance or sale of such shares.

               12. Notice; Time. Any notice required or permitted to be given under this Plan shall be sufficient if in writing and if sent by certified or registered mail, return receipt requested or delivered in person, in the case of the Company, to the office of the President of the Company, and otherwise, to the recipient at the last known address of such recipient on file with the Company. All periods of time shall begin or end on the day such notice is personally delivered to any recipient or on the third day after such notice is deposited in the United States mail in compliance with the preceding provisions of this Section. Such date of personal delivery or third day following deposit shall be the date of receipt for purposes of this Plan; in computing the period of days, the date of receipt shall be included.


               13. Unfunded Plan. Insofar as it provides for the vesting of Awards in the future, this Plan shall be unfunded.
Although bookkeeping accounts may be established with respect to Participants who are entitled to Common Stock under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Stock the entitlement to which may vest in a Participant under this Plan, and this Plan shall not be construed as providing for such segregation. Neither the Company nor the Board shall be deemed to be a trustee of any Common Stock which has been awarded or the entitlement to which may vest in an Participant under this Plan. Any liability of the Company to a Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by this Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

       14.  General Provisions.

                    a.     Governing Law.  The validity,
               interpretation, construction and effect of this Plan and any rules and regulations relating to this Plan, to the extent not otherwise governed by the Code, the Securities Act of 1933, as amended, or the Exchange Act, shall be governed by the laws of the State of Georgia (without regard to the conflicts of law rules thereof).

                    b. Separability. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Company, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Company, materially altering the intent of this Plan, it shall be deleted and the remainder of this Plan shall remain in full force and effect; provided, however, that, unless otherwise determined by the Company, the provisions shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under this Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Company.

               The undersigned, being the duly elected Secretary of Jameson Inns, Inc., does hereby certify that the Jameson 1996 Stock Incentive Plan was duly approved and adopted by the Board of Directors of Jameson Inns, Inc., on May 30, 1996, and by the stockholders of Jameson Inns, Inc., on June ---, 1996.




                                Steven A. Curlee, Secretary of
                                Jameson Inns, Inc.

**********************************************************************

                                 PROXY
                          JAMESON INNS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

               The undersigned hereby appoints Thomas W. Kitchin and Craig R. Kitchin, or either of them, with full power of substitution, as Proxies of the undersigned, with all powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Jameson Inns, Inc. (the "Company") to be held at Corporate Sports Unlimited Farm, Hurricane Shoals Road, Lawrenceville, Georgia 30243, on Saturday, June 29, 1996, at 11:00 a.m., local time, and at any and all adjournments or postponements thereof, as indicated below:

1.             Election of Director.

                -- FOR the following nominee (except as marked to the contrary below) for term expiring in 1999:
                    Thomas W. Kitchin

                --  WITHHOLD AUTHORITY to vote for the nominee above.

2. Proposal to approve the Jameson 1996 Incentive Stock Option Plan described in the accompanying Proxy
               Statement.

        --  FOR               --  AGAINST               --  ABSTAIN

3. Proposal to ratify the appointment of Ernst & Young as the Company's independent auditor for 1996.

        --  FOR               --  AGAINST               --  ABSTAIN

               This Proxy will be voted as directed herein by the undersigned stockholder. If no specifications are made, this Proxy will be voted FOR the nominee for director and FOR the proposals under numbers 2 and 3 above. If any other business should properly be brought before the meeting, the persons named as proxies will vote on such business in accordance with their best judgment.

(Continued and to be signed on the reverse side)

                       (Continued from other side)

               PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE
UNITED STATES.

Dated:                                                          , 1996


                           ------------------------
                            Signature(s)


                           -------------------------
                           Signature(s)

IMPORTANT: Please date this Proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

**********************************************************************